                                  WEBSTER BANK

                           CONSTRUCTION LOAN AGREEMENT

                         DATED AS OF DECEMBER    , 2001
                                              ---

                                     BETWEEN

                            WEBSTER BANK ("LENDER"),

                        TECHNOLOGY DRIVE LLC ("BORROWER")

                              LOCATION OF PROPERTY:

                               8 Technology Drive
                              MedWay Business Park
                            Wallingford, Connecticut

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     AGREEMENT made this       day of December, 2001, by and between TECHNOLOGY
                         -----
DRIVE LLC, a Connecticut limited liability company, having a principal place of business located at 50 Inwood Road, Rocky Hill, Connecticut 06067 (referred to as the "Borrower") and WEBSTER BANK, a federal savings bank chartered under the laws of the United States of America, having an office located at City Place II, 185 Asylum Street, Hartford, Connecticut 06103 (the "Lender").

                              W I T N E S S E T H :

     WHEREAS, Borrower plans to construct a one story office/research and development facility containing approximately 98,500 rentable square feet of space (the "Project") on a 44.6 acre parcel of land and other incidental improvements, located at 8 Technology Drive, MedWay Business Park, Wallingford, Connecticut (the "Premises"), as more particularly described on Schedule A
                                                                ----------
attached hereto and made a part hereof; and

     WHEREAS, Borrower has requested that the Lender provide, and the Lender has agreed on the terms and conditions set forth herein, to provide financing accommodations to the Borrower in the form of a $6,975,000.00 (the "Loan"), which will be used to pay the direct and indirect construction costs incurred by Borrower in connection with the Project, as described herein (the "Work"), including, but not limited to, the costs to acquire the Premises, all hard and soft costs associated with the construction of improvements to be located on the Premises, interest due on the Loan during construction and all other costs, including, but not limited to, legal fees, Lender fees, and third-party fees associated with the Loan, provided such costs are contained in a construction budget approved by Lender prior to the date hereof.

     WHEREAS, as a condition precedent to making the Loan, Proton Energy Systems, Inc., a Connecticut corporation (the "Corporate Guarantor" or the "Guarantor") shall unconditionally guaranty payment of the Loan, and performance of the Work by Borrower; and

     WHEREAS, the representations and covenants contained in this Construction Loan Agreement apply to the aforesaid Loan and to all loans now or hereafter made by Lender to Borrower and, further, any default beyond applicable notice and cure periods, if any, in any loan, obligation, condition or covenant to be observed, performed or complied with by the Borrower or any guarantor, endorser or surety, in any agreement now or hereafter evidencing, securing or relating to said loans, shall constitute a default in all other agreements and loans between Borrower and Lender.

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     NOW THEREFORE, in consideration of the making of the Loan and of the promises and agreements contained herein, Borrower and Lender hereby agree as follows:

     1. Representations and Warranties. The Borrower hereby represents and
        ------------------------------
warrants that:

          (a) Financial Statements. The financial statements which Borrower has
              --------------------
submitted to the Lender to induce it to make the Loan described herein have been prepared substantially in accordance with generally accepted accounting principles and practices consistently applied and fairly present the financial condition of the Borrower as of and for the periods ending the respective dates stated therein.

          (b) No Adverse Changes. There has been no adverse change in Borrower's
              ------------------
financial condition or business or change in the condition or value of the Premises since the date as of which the most recent financial statements submitted to Lender were prepared. To the best of the knowledge and belief of the Borrower, no such changes have been threatened, or likely to occur in writing .

          (c) Liens and Encumbrances. The Borrower's assets are not subject to
              ----------------------
any liens, encumbrances or restrictions, except as listed on Schedule B attached
                                                             ----------
hereto and none of the foregoing prohibit or interfere with ownership of such assets by Borrower or the construction, completion and/or operation of the Project.

          (d) No Guaranty, Surety or Contingent Liabilities. Borrower is not an
              ---------------------------------------------
obligor under any suretyship, guarantyship, or other similar type agreement; nor has Borrower offered its endorsement to any individual or concern, which would in any way create a contingent liability.

          (e) Organizational Documents. Borrower is a duly qualified limited
              ------------------------
liability company organized under the laws of the State of Connecticut and has properly filed the appropriate certificate or certificates of legal existence in the office of the Connecticut Secretary of State and the execution and delivery of this Agreement will not violate any laws, Borrower's operating agreement or any other agreement. Borrower is qualified to do business in all jurisdictions in which such qualification is necessary for the conduct of Borrower's business or ownership of its properties.

          (f) Taxes. Borrower has filed all required (Federal, State and local)
              -----
tax returns and has paid all taxes as shown on such returns. No claims have been assessed and remain unpaid with respect to such taxes.

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          (g) Other Agreements. Borrower is not a party to any financing
              ----------------
agreement, licensing agreement, equipment lease, easement agreement or any other agreement evidencing any form of indebtedness, except as specifically set forth in Schedule C attached hereto.
   ----------

          (h) Contracts. Borrower is not in default of any material contract.
              ---------
Furthermore, all of Borrower's obligations with respect to the Project are current and not in default beyond applicable notice and cure periods, if any, and the Loan will not violate or be in conflict with or constitute a default under any such obligations.

          (i) Litigation,. There is no litigation, administrative or other
              -----------
proceeding pending against Borrower or the sole member of Borrower, nor to the knowledge of the general partners in Borrower threatened, except as set forth in Schedule D attached hereto.
----------

          (j) Pension Plans, Stock Matters. Borrower is not party to any pension
              ----------------------------
plan or agreement, and there are no options or rights outstanding to purchase any interest in Borrower, except as set forth in Schedule E attached hereto.
                                                 ----------

          (k) No Violation of Environmental, Health or Safety Laws. The Borrower
              ----------------------------------------------------
has not received any notice, order, petition, or similar document from any governmental agency in connection with or arising out of any violation or possible violation, of any environmental, health or safety law, regulation or order, and Borrower knows of no basis for any such violation or threat thereof for which it may become liable. To Borrower's information and belief, upon completion of the Work, the Premises and the Project will comply with all appropriate zoning, subdivision, building, environmental protection, occupational health and other governmental laws, statutes, judicial decisions, rules, regulations and the requirements of any development or redevelopment agency; and based upon the zoning endorsement provided to Lender by Borrower's title company, the Premises are currently zoned to permit construction of the Project.

          (l) Licenses and Authorizations, No Violations of other Laws. Borrower
              --------------------------------------------------------
has obtained and delivered to Lender copies of all licenses, consents, authorizations, permits, approvals and permissions as required by any governmental authority or redevelopment agency, with respect to the construction of the Work and, shall, upon completion of the same, obtain all such licenses needed for the full use, occupancy and operation of the Project. Schedule F
                                                                 ----------
attached hereto contains a correct and complete list of all such licenses, permits, approvals, consents and authorizations, etc., required for the completion of the Work. Schedule F-1 contains a correct and complete list of all
                        ------------
such licenses, permits, approvals, consents, authorizations, etc., required for construction of the Project and the full use, occupancy and operation of the Project after completion of construction, and a statement with respect to each that it has been obtained, applied for or will be applied for.

     2.   Financing Accommodations.
          ------------------------

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          (a) The Loan. Based upon the foregoing representations and warranties
              --------
and the agreements and covenants contained herein, the Lender has agreed to extend to Borrower the Loan. Additional terms and conditions of the Loan are more specifically set forth in the $6,975,000.00 Promissory Note (the "Note") attached hereto and made a part hereof as Schedule G.
                                          ----------

          (b) Interest Rate. Borrower shall pay interest on the Loan at a rate
              -------------
of interest, fixed for periods of one month, at the one month LIBOR plus 2.375%, which rate shall be payable and charged monthly in arrears and computed on a daily basis and on the basis of a 360-day year and actual days elapsed. The term "LIBOR" as used herein shall have the meaning ascribed to such term in the Note. Borrower shall have the option to hedge all or a portion of the Loan's variable interest cost by entering into an interest rate swap agreement, in a form acceptable to the Bank. During the first twelve (12) months of the Loan (the "Conversion Period"), interest only shall be payable monthly as described above. On the one (1) year anniversary of the closing of the Loan, the Loan will begin to amortize based upon a fifteen (15) year amortization schedule. The maturity date for the Loan shall be December 31, 2009. All payments made by Borrower shall be applied first to costs, expenses and late charges, if any, due to Lender, then to interest, and then to principal.

          (c) Use of Loan Proceeds. Loan proceeds shall be used solely for the
              --------------------
payment of the direct and indirect costs incurred by Borrower in connection with the Project including the costs of the Work at the Premises as set forth in the proposed budget attached as Schedule H (the "Budget") and for no other purposes.
                            ----------

          (d) Intentionally Deleted.
              ---------------------

          (e) Prepayment. Subject to paragraph 6 of the Note, the Loan may be
              ----------
prepaid at any time without penalty. All prepayments shall be applied first to costs, expenses and late charges, if any, due Lender, then to interest, then to principal.

          (f) Late Payment. Any monthly payment due which is received more than
              ------------
ten (10) days after its due date shall be subject to an additional charge of five percent (5%) of the amount due.

          (g) Interest at Maturity or Default. Interest after maturity or Event
              -------------------------------
of Default shall be at a rate of four percentage points (4%) per annum above the Prime Rate, as such rate is announced from time to time by Lender.

     3. Obligations. All indebtedness, liabilities and obligations of Borrower
        -----------
to Lender of every kind and description, whenever and however arising, absolute or contingent, due or to

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become due, now existing or hereafter arising, including, but not limited to, the Loan described herein, all other indebtedness, liabilities and obligations arising from, or in any way related to this Agreement, the Loan or any of the Financing Agreements (as defined herein), and all costs and expenses incurred in the enforcement, protection and defense of this Agreement, or any of the Financing Agreements and the rights and remedies created hereunder and thereunder, and all expenses and legal and professional fees incurred in connection with any of the foregoing, may sometimes be referred to collectively as the "Obligations".

     4. Conditions Precedent to the Initial Financings. The obligation of the
        ----------------------------------------------
Lender to make the first disbursement of the Loan proceeds as set forth in the Budget is subject to the condition precedent that the following documents be executed and delivered to the Lender simultaneously with the execution of this Construction Loan Agreement:

          (a) Resolution. Borrower shall provide certified copies of resolutions
              ----------
executed by the managing member of Borrower, and the authorized corporate officer of Guarantor, as applicable, whereby the execution of this Agreement and the Financing Agreements (as defined herein), and such other documents as Borrower delivers in connection with the Loan are authorized.

          (b) Opinion of Counsel. The Borrower shall cause to be delivered an
              ------------------
opinion of its counsel satisfactory in form and substance to the Lender and its counsel, opining the following:

               (i) that this Agreement and other Financing Agreements are duly authorized and executed and constitute valid, binding and enforceable agreements in accordance with their respective terms, including but not limited to, Lender's ability to proceed against the Guarantor and to exercise its rights under that certain Open-End Construction Mortgage Deed and Security Agreement (the "Mortgage") which secured Lender's first priority lien against the Premises without having to make an election of remedies which would eliminate one remedy by the choice of the other, subject only to any applicable bankruptcy, insolvency, reorganization and moratorium law, or other laws affecting creditors' remedies generally;

               (ii) intentionally deleted;

               (iii) to the extent required by Borrower's title company in order to issue a zoning endorsement to the Lender, that the Premises are currently zoned to allow for construction of the Project and Borrower has obtained site plan approval, and demolition and excavation permits and all other permits, licenses and other government and development agency approvals necessary for completion of the preconstruction phase of the Project;

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               (iv) that to the best of counsel's knowledge and belief, there is no outstanding or threatened litigation, administrative or other proceedings, the outcome of which could materially and adversely affect the Borrower or the Guarantor; and

               (v) such other matters as Lender may reasonably require.

          (c) Additional Legal Opinions. Following an Event of Default, the
              -------------------------
Borrower shall cause to be delivered such additional legal opinions from law firms satisfactory to Lender covering any and all matters which Lender in its sole discretion deems necessary including, but not limited to, questions of title, validity and adequacy of the air rights for construction and operation of the Project, insurance, interest, usury, zoning, environmental laws and regulations, and other federal, state, county and municipal laws, rules and regulations applicable to the Project or the Loan.

          (d) Guaranties. The Borrower shall cause to be delivered to Lender
              ----------
those certain Guaranty of Payment and Guaranty of Completion, executed by Proton Energy Systems, Inc., a Connecticut corporation, in favor of Lender, and in form and content satisfactory to Lender.

          (e) Collateral Assignment of Construction and Architect's Contracts.
              ---------------------------------------------------------------
Borrower shall deliver to Lender a collateral assignment of Borrower's rights under any design/build contract (to the extent that any such contract has been entered into) in form and content satisfactory to Lender. The Borrower shall require its contractor to provide evidence of a completion bond for the Project from an insurance company or other surety acceptable to the Lender and providing for the Lender to be a beneficiary under the bond.

          (f) Collateral Assignment of Permits and Developer's Rights. Borrower
              -------------------------------------------------------
shall deliver to Lender a collateral assignment of any and all development rights of Borrower in or relating to the Project and of all permits, licenses, consents and approvals issued or to be issued by any governmental or private authority or agency relating to the construction, furnishing, ownership, use, occupancy or operation of the Project.

          (g) Collateral Assignment of Other Documents. Borrower shall deliver
              ----------------------------------------
to Lender an assignment, to the full extent assignable, of any other loan commitments, lease, license, concession, contract or other agreement now or hereafter existing and pertaining to the construction, furnishing, use, occupancy or operation of the Project, which shall provide that in the event of default by Borrower under the Financing Agreements, Lender or its nominee shall have the right at its option to the benefits under the foregoing.

          (h) Zoning. Borrower shall deliver to Lender a zoning endorsement
              ------
which states that, among other things, the Premises are currently zoned to permit construction of the Project.

          (i) Permits. Borrower shall deliver to Lender copies of all permits,
              -------
certificates, consents, licenses, and approvals Borrower is required to obtain from the appropriate governmental or private authorities or agencies for completion of the Work and to the extent available and obtained by Borrower, for the construction of the Project and the full use, occupancy and operation of the Project after completion of construction.

          (j) Agreements. Borrower shall deliver to Lender copies of any
              ----------
agreements entered or to be entered between Borrower and any development or redevelopment agency, or the Town of Wallingford or the State of Connecticut, which agreement(s) shall be in form and content satisfactory to Lender.

          (k) Soil Test Reports. Borrower shall deliver to Lender satisfactory
              -----------------
soil test boring reports, boundary surveys, topographical surveys, other engineering tests deemed necessary by Lender, site plans, copies of city zoning codes and city zoning and subdivision maps (including air rights subdivision map) and evidence as to the availability of all public utilities.

          (l) Financial Statements. Borrower shall cause Guarantor to deliver to
              --------------------
Lender consolidated financial statements of Borrower and Guarantor reflecting such financial information and condition, assets, liabilities and net worth of the Borrower and Guarantor satisfactory to Lender. The Borrower and Guarantor covenant and agree to provide Lender with current, signed annual balance sheet and other financial statements, including cash flow statements and information concerning contingent liabilities as required by Lender. Borrower shall cause Guarantor to provide within one hundred twenty (120) days of each fiscal year end an audited financial statement certified by Guarantor and such other publicly accessible financial information throughout the term of the Loan as may be required by Lender in form and substance reasonably required by Lender. Borrower shall cause Guarantor to maintain full and accurate books of accounts and other records reflecting the results of its operations and shall furnish to Lender on or before forty-five (45) days after the end of each calendar quarter copies of its quarterly 10-Q filings with the Securities and Exchange Commission.

          (m) Equity Contributions. Borrower shall deliver to Lender evidence of
              --------------------
the infusion of equity of $2,200,000.00 into the Project in the form of land acquisition costs.

          (n) Operating Account. Borrower shall keep and maintain its primary
              -----------------
operating account and Borrower and Guarantor shall keep and maintain all bank accounts which relate in any way to the Project, with Lender for the entire term of the Loan.

          (o) Cross-Default. The Loan shall be cross-defaulted with current and
              -------------
future financing accommodations extended or to be extended by Lender to Borrower or Guarantor so that a default beyond applicable notice and cure periods, under any of such loans to Borrower or Guarantor shall be an event of default if any, under the Loan or any other loans extended by Lender.

          (p) Liquidity. Borrower or Guarantor shall at all time maintain cash
              ---------
and marketable securities of not less than $20,000,000.00. Lender agrees that such cash or marketable securities need not be maintained in account with Lender.

          (q) Escrows. At Lender's option, Borrower shall pay to Lender at the
              -------
time of each installment of principal and interest due under the Note, and commencing with the first payment due after the date of such request, an amount which represents a sum equal to (a) the amount of the next installment of taxes and assessments levied or assessed against the Premises, and/or (b) the premiums which will next become due on the insurance policies required by the Mortgage, all in amounts as estimated by Lender, less all sums already paid therefor or deposited with Lender for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such taxes and assessments and/or premiums, as applicable, will become due, such sums to be held by Lender to pay the same when due. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Borrower shall pay to Lender, upon request, such additional amounts as Lender shall estimate to be sufficient to make up any deficiency. No amount paid to Lender hereunder shall be deemed to be trust funds but may be commingled with general funds of Lender and no interest shall be payable thereon. Upon the occurrence of an Event of Default (as that term is defined in the Mortgage), Lender shall have the right, at its sole discretion, to apply any amounts so held against the Liabilities (as that term is defined in the Mortgage). If Borrower is not required to pay tax escrows pursuant to this Section, Borrower shall promptly provide to Lender on a semi-annual basis (if such taxes or assessments are payable semi-annually) or on a quarterly basis (if such taxes or assessments are payable quarterly), copies of receipted tax bills, cancelled checks or other evidence satisfactory to Lender evidencing that such taxes and assessments have been timely paid. Borrower agrees that all amounts currently held in escrow by Lender in connection with the Mortgage shall be included and considered part of the escrow described above for all purposes. Following Borrower's full repayment of the Loan, Lender shall return to Borrower any escrowed amount held by Lender that has not been paid pursuant to this
Section 4(q).

          (r) Right to Reappraise. Lender shall have the right to conduct or
              -------------------
have conducted by an independent appraiser acceptable to Lender (the "Appraiser") an appraisal of the Premises subsequent to the closing of the Loan, but no more frequently than once every twelve (12) month period, in form and substance reasonably satisfactory to Lender at the sole cost and expense of Borrower. The parties hereby agree that Lender shall have the right to conduct or have conducted by the Appraiser an additional appraisal of the Premises (i) at the time of an Event of Default by Borrower or Guarantor (as defined in the Financing Agreements), and (ii) at the time Lender may elect, in its sole and absolute discretion, to extend the Maturity Date (as provided for in the Note).

          (s) Loan to Value. At all times that the indebtedness of the Note
              -------------
remains outstanding, the quotient of the outstanding indebtedness of the Note divided by the fair market value of the Premises (based upon an "as is" appraisal to be obtained by Lender subsequent to the acquisition of the Premises by Borrower but before the disbursement of any construction advances under the
Note) shall not exceed seventy-five percent (75%), taking into account the then principal balance of all indebtedness encumbering the Premises. In the event that at any time the loan-to-value ratio exceeds seventy-five percent (75%), then Borrower and/or Guarantor shall within thirty (30) days of written notice from Lender either pay down the Loan in order to bring the loan-to-value ratio within compliance or grant Lender other collateral in an amount as determined by Lender and acceptable to Lender in order to comply with said loan-to-value ratio.

          (t) Further Documentation. The Borrower shall deliver such further
              ---------------------
documents, instruments and agreements with respect to the Loan as the Lender shall reasonably request, including but not limited to the Financing Agreements.

     All conditions precedent to the Initial Financing shall be deemed satisfied when Lender makes the initial disbursement of the Loan to Borrower.

     5. Conditions Precedent to Loan Advances. The obligation of the Lender to
        -------------------------------------
make any additional advances under the Loan shall be subject to the following:

          (a) No Event of Default shall have occurred or be continuing hereunder or under the terms of any of the Financing Agreements as defined herein;

          (b) The Work shall have progressed at a rate and in a manner satisfactory to the Lender, and shall have been performed in accordance with the contract and/or plans and specifications, submitted to and approved by Lender.

          (c) There shall not then be any action, suit, proceeding or investigation pending or threatened against the Borrower which, if adversely determined, would either in any case or in the aggregate materially and adversely affect the Premises or Borrower's properties, assets, financial condition or business or materially impair its right to carry on its business substantially as now conducted or proposed to be conducted or impair its ability to comply with the terms of the Financing Agreements;

          (d) Borrower shall be in compliance in all material respects with all applicable federal, state and local laws and ordinances, and shall not be in violation of any applicable environmental protection, health, occupation, safety or other law, regulation or order;

          (e) The Premises shall be in conformity in all material respects with all applicable building or zoning ordinances or restrictions, subdivision regulations, street setback lines, building standards or other regulations or requirements affecting the present use, occupancy or location of any building or other improvements; and

          (f) Borrower shall deliver to Lender upon each request for a disbursement pursuant to the Budget provided for in this Agreement, a Certificate of Compliance, in the form attached to this Agreement as Schedule I,
                                                                     ----------
and a certificate of Borrower's general contractor itemizing the costs to be paid by such advance and accompanied by the appropriate invoices.

          (g) At least five (5) business days prior to a request by Borrower for a construction advance, Borrower shall submit to Lender (i) documentation evidencing Borrower's accrued costs associated with the construction completed,
(ii) a "draw down" endorsement to Lender's title insurance policy, in form and content satisfactory to Lender confirming Lender's continuing priority of its first mortgage lien, (iii) updated mechanic's lien waivers, (iv) evidence (in form and content reasonably satisfactory to Lender) that all requisite approvals and building permits are in place given the stage of completion of construction as of the request, (v) signed certificate of approval from Lender's engineer approving such request, and (vi) such other documentation as reasonably required by Lender. Notwithstanding the foregoing, Lender's prior written consent shall not be required for change orders that exceed an increase in the approved Budget of $25,000 per change order or $100,000 in the aggregate. However, such change order shall be designated in a revised Budget which shall be forwarded to Lender.

          (h) Provided no Event of Default shall have occurred or be continuing hereunder or under the terms of any of the Financing Agreements as defined herein, construction advances shall be made not more that once per month, following inspection by a third party engineer or construction consultant retained by Lender, the cost of which shall be borne by Borrower, of the work for which the advance is requested by Borrower. The amount of each advance (other than the final advance) must equal or exceed $100,000.00.

          (i) If Borrower fails to meet the conditions precedent to the full disbursement of the Loan as above specified, the obligation of Lender to make further disbursement pursuant to the Note shall cease, and the total of all disbursements previously made shall be the total amount of such Note; provided Lender in its sole discretion may waive any of the foregoing requirements.

          (j) Seven and one-half percent (7.5%) of the amount of the portion of each advance relating to construction costs due under the Design/Build Contract shall be retained by Lender. The percentage held with respect to any such improvement work shall be released upon completion of such work and the receipt by Lender of duly executed lien waivers and a certificate of occupancy for the space in which such work was performed.

6. Affirmative Covenants Until payment in full of all Obligations and so long as
   ---------------------
the Agreement remains in effect, the Borrower agrees that it will:

          (a) Completion of Work. Borrower shall proceed immediately with the
              ------------------
construction work and improvements and the appurtenances thereto as described below and according to the plans and specifications listed on Schedule K
                                                              ----------
attached hereto (the "Plans and Specifications"), or other construction details mutually agreed upon by Borrower and Lender and in accordance with building laws, ordinances and restrictions, if any. Such construction shall be completed to the Lender's satisfaction on or before October 30, 2002, subject to extension by Lender.

          (b) Certificate of Compliance. Deliver to Lender upon each request for
              -------------------------
a disbursement pursuant to the Budget provided for in this Agreement, a Borrower's Certification and Request for Disbursement and a Borrower's Request Letter, in the form attached to this Agreement as Schedule I-A and Schedule I-B,
                                                  ------------     ------------
and a certificate of Borrower's general contractor itemizing the costs to be paid by such advance and accompanied by the appropriate invoices.

          (c) Intentionally Deleted.
              ---------------------

          (d) Other Information. Upon the Lender's written request, the Borrower
              -----------------
shall deliver to the Lender promptly such other information about the financial condition and operations of the Borrower as the Lender may, from time to time, reasonably request.

          (e) Taxes, etc. Duly pay and discharge all taxes, assessments and
              ----------
governmental charges upon the Borrower or against the Borrower's property within thirty (30) days of the date on which Borrower receives notice of a deficiency or other failure to comply with such tax, assessment or charge. Borrower shall have the right to contest in good faith and by appropriate proceedings such taxes, assessments and charges provided that the Borrower set up reserves therefore satisfactory to the Lender.

          (f) Insurance. Until the Loan is paid in full, Borrower shall obtain
              ---------
and maintain in effect insurance coverage as follows:

               (i) Hazard Insurance. Borrower shall keep the Premises and any and all alterations, rebuilding, replacements and additions thereto, insured for the benefit of Lender pursuant to policies which shall be written on a broad form Builder's All Risk, Completed Value non-reporting form, which shall include coverage therein for "completion and/or premises occupancy" and provide coverage of not less than coverage encompassed by Fire, Extended Coverage and Vandalism and Malicious Mischief perils broadened to so-called "Direct or All Risk of Physical Loss" (hereinafter collectively called the "Hazards and Risks"), all in formats reasonably approved by Lender and in an amount equivalent to one hundred percent (100%) of the full insurable value thereof (excluding foundation and site improvements) with such insurance to provide for the full replacement cost excluding the footings and foundations below the lower basement floor undersurface, or if there is no basement, that surface which is below ground level; without deduction for depreciation. All policies shall also include an "agreed amount endorsement." Such insurance shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to the minimum specific percentage of the full replacement cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss under such policy. All insurance herein provided for shall cite Lender as a first mortgagee/loss payee and shall be obtained by Borrower (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Premises) and carried in companies reasonably approved by or reasonably satisfactory to Lender. Notwithstanding the foregoing, Borrower shall have the right of free choice in the selection of the agent or insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer must be authorized to write such insurance in the State of Connecticut, must have a licensed resident agent in this State and must have, at all times while this Agreement and the Mortgage is in effect, a general policyholder's rating of at least A-12 in Best's latest rating guide. All policies, including additional and renewal policies, shall contain an agreement by the insurer that such policy shall not be modified or cancelled without at least thirty (30) days prior written notice to Lender, and all renewal policies, marked premium paid, shall also be delivered to Lender at least thirty (30) days before the expiration thereof. All policies, including additional and renewal policies, shall be payable, in case of loss or damage, to Lender as the first mortgagee, and shall contain the standard mortgage endorsement and non-contributing mortgagee clause as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as Lender may reasonably require from time to time, all to be in form reasonably acceptable to Lender and shall be supplied to Lender together with, at Lender's sole discretion, (i) a paid receipted bill for a minimum of a one year premium or (ii) a paid receipted bill issued on a monthly basis evidencing the Mortgagor's installment payment of the premium due for such insurance coverage. If Lender shall in any manner acquire title to the Premises, it shall thereupon become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to Lender, with the sole right to collect and retain all unearned premiums and dividends. In the event of any loss, Borrower will give immediate notice thereof to Lender. Borrower hereby authorizes Lender, at its option, to collect, adjust and compromise any losses under any of the insurance policies after deducting the costs of collection, to apply the proceeds,, at Lender's sole option, as follows: (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable (except to the extent the amount of the casualty is determined to be less than $150,00.00, in which event Borrower shall be obligated to use such proceeds to reparing or restoring the Premises), or (ii) to repairing or restoring the Premises or any part thereof, in which event, Lender shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any Indebtedness as secured hereby and, if any amounts are applied to principal, they shall be applied to installments in inverse order of maturity. The Lender reserves the right to increase the amount of any insurance coverage required hereunder to an amount deemed reasonably necessary by the Lender and to approve the form and content of all insurance policies evidencing such coverage. Any failure on the part of the Lender to secure physical evidence of any insurance required herein shall not relieve the Borrower of its responsibilities hereunder.

               (ii) Liability Insurance. Borrower shall obtain, carry and maintain such comprehensive casualty, general liability and indemnity insurance, including, but not limited to, Workers' Compensation insurance as may be reasonably required from time to time by Lender in forms and with companies reasonably approved by Lender, and in an amount of not less than $3,000,000 for bodily injury and/or property damage liability written on an occurrence basis with a broad form endorsement. Such insurance policies, including renewals thereof, shall be deposited with Lender and shall contain a provision designating Lender as an additional insured party and provide for not less than thirty (30) days written notice to Lender prior to any cancellation thereof or material change therein.

               (iii) Other Insurance. Lender may, at its option, require Borrower to obtain additional insurance in forms, amounts, substance and with companies, institutions or persons reasonably satisfactory to Lender. Such insurance shall provide coverage for, but not be limited to: earthquakes, including subsidence; errors and omissions; fidelity bond insurance; and/or such other insurance reasonably requested by Lender from time to time. If at any time, the Premises shall be deemed to be "nonconforming" due to the enactment of any building code, ordinance or regulation, Borrower shall immediately insure the Premises against: (i) contingent liability from the operation of any such building laws; (ii) demolition insurance; (iii) increased cost of construction insurance; and (iv) increased time to rebuild insurance protection, all in such formats and amounts as shall be satisfactory to Lender.

          (g) Flood Insurance. If the Premises are or become located in an area
              ---------------
designated by the Federal Emergency and Management Agency as having special flood or mudslide hazards, Borrower shall furnish Lender with satisfactory policies of flood insurance covering the Premises as required in the Mortgage.

          (h) Litigation Commenced Against Debtors. Borrower shall promptly
              ------------------------------------
notify Lender of any litigation or proceeding brought against it.

          (i) Inspection of Books and Records. Make available, during normal
              -------------------------------
office hours, for inspection by a duly authorized officer of Lender, any of its books and records when so requested; provided that upon request by Borrower, Lender shall execute a confidentialy agreement in form satisfactory to Lender to the extent required by applicable securities laws.

          (j) Legal Existence/Maintenance of Premises. Maintain its existence as
              ---------------------------------------
a limited liability company in good standing with the Connecticut Secretary of State, and keep the Premises in good repair, working order and condition.

          (k) Compliance with Representations and Warranties. Comply with each
              ----------------------------------------------
and every duty, covenant, warranty, representation and other Obligation contained herein and in the Financing Agreements as defined herein.

          (l) Intentionally Deleted.

     7. Negative Covenants Until payment in full of the Loan and all related
        ------------------
obligations, Borrower agrees that it will not:

          (a) Contingent Liabilities. Guarantee, endorse or become liable
              ----------------------
directly or indirectly, contingently or otherwise for the obligations of others (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of business) or become an obligor under any suretyship, guarantyship or other similar type agreement, except as specifically provided for herein.

          (b) Intentionally deleted.

          (c) Encumbrances. Create or permit to exist against any of its assets
              ------------
now owned or hereafter acquired, any lien, encumbrance, restriction or security interest of any kind whatsoever.

          (d) Other Borrowings. Make loans to any individual, corporation or
              ----------------
entity (personal or business).

          (e) Merger or Acquisitions. Become a party to a merger or consolidate
              ----------------------
with any other company or partnership, or create or acquire any other subsidiary or acquire an interest in another business.

          (f) Management/Ownership Changes. Suffer any change in the management
              ----------------------------
or ownership of Borrower.

     8. Collateral. Payment of the Loan shall be secured by collateral
        ----------
assignments of the architects and construction contracts, and all licenses, permits and approvals for the Work, and to the extent currently available and obtained by Borrower, for the Project.

     9. Guarantees. The Loan is guaranteed pursuant to the Payment Guaranty
        ----------
Agreement and the Completion Guaranty Agreement of Proton Energy Systems, Inc., a Delaware corporation.

     10. Tax Stamps/Mortgage Tax/Filing Fees. If any documentary or recording
         -----------------------------------
tax should be assessed or the affixing of any stamps be required by Local Registries or Local, State or Federal Governments, the Borrower will pay the tax and cost of such stamps and all filing fees related thereto.

     11. Events of Default. Any or all Obligations shall, at the option of the
         -----------------
Lender and notwithstanding any time or credit allowed by any instrument evidencing a liability, be immediately due and payable, without notice or demand, upon the occurrence of any of the following Events of Default: (a) failure to pay, within three (3) business days when due or payable, any obligation related to the Loan, including without limitation all indebtedness arising under this Agreement, the Note, or any of the Financing Agreements, or such failure by any endorser, guarantor or surety for any liability of Borrower to the Lender; (b) failure to observe or perform any other term, covenant or condition on Borrower's part to be observed or performed, and Borrower shall fail to remedy such failure within fifteen (15) days after written notice by Lender to Borrower of such failure, or if such failure is a such a nature that it cannot with due diligence be completely remedied within such fifteen (15) day period, and Borrower shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Lender to Maker of such failure; (c) the making by the Borrower of any misrepresentation to Lender for the purpose of obtaining credit or an extension of credit; (d) failure of the Borrower after request by Lender to furnish financial information or to permit the inspection of the Premises or books and records; (e) material loss in value or further encumbrance of the Premises or the filing, making or issuance of any levy, seizure, attachment, judgment or injunction upon or against the Borrower, the Premises, or any other assets of Guarantor, which is not removed within thirty (30) days; (f) insolvency (failure to pay its debts as they mature or the failure to maintain the fair salable value of its assets in an amount greater than its liabilities) of the Borrower or Guarantor, or any other endorser, guarantor or surety for any obligation of the Borrower to Lender, business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Borrower, Guarantor or any other endorser, guarantor or surety for any Obligation of the Borrower to Lender which is not dismissed within ninety (90) days thereafter ; (g) calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents, or offering of a composition extension to creditors by, for or of the Borrower or Guarantor; and (h) failure on the part of Borrower to keep the Premises insured as required hereunder or under the Financing Agreements .

     12. Financing Agreements. The Borrower shall observe, perform and comply
         --------------------
with all Obligations, conditions and covenants contained herein and in the Financing Agreements. Any and all provisions of the Financing Agreements are hereby made a part hereof to the same extent as if fully set forth herein. The term "Financing Agreements", as used herein, shall mean and refer to all of the documents listed in Schedule J attached hereto and made a part hereof, and all
                    ----------
modifications and amendments to said documents.

     13. Miscellaneous.
         -------------

          (a) Interest Rate in Compliance With Laws. Notwithstanding any
              -------------------------------------
provisions of this Agreement or any of the other Financing Agreements, it is the understanding and agreement of the Lender and Borrower, and any endorsers, guarantors or sureties of Borrower's liabilities, that the maximum rate of interest to be paid by Borrower or any endorsers, guarantors or sureties of Borrower's liabilities to the Lender shall not exceed the highest or the maximum rate of interest permissible to be charged by a national bank and trust company under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

          (b) Right of Setoff. The Borrower hereby gives the Lender a lien and
              ---------------
right of set off for all Borrower's Obligations upon or against all the deposits, credits, collateral, and property of Borrower, now or hereafter in the possession or control of the Lender or in transit to it.

          (c) Governing Law. This Agreement and all transactions, assignments
              -------------
and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. Borrower agrees that the Superior Court for the Judicial District of Hartford or the United States District Court for the District of Hartford, shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or any other agreement between Lender and Borrower and expressly submit and consent in advance to such jurisdiction in any action or proceeding.

          (d) Uniform Commercial Code. Borrower shall comply with, and Lender
              -----------------------
shall have all the rights and remedies of a secured party under, the Uniform Commercial Code, as enacted in Connecticut, as amended. Lender agrees to act in good faith and in a commercially reasonable manner in the exercise of its rights hereunder.

          (e) WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY
              --------------------
COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS.

          (f) PREJUDEMENT REMEDY WAIVER. BORROWER HEREBY REPRESENTS, COVENANTS
              -------------------------
AND AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. BORROWER HEREBY WAIVES IN CONNECTION WITH ITS LIABLITIES CREATED UNDER THE LOAN ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a et seq., AS AMENDED, OR UNDER ANY OTHER STATE
                                   -- ---
OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LENDER MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT LENDER'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY LENDER'S ATTORNEY, AND LENDER ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. BORROWER FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF LENDER TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY LENDER AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY LENDER BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF BORROWER OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY LENDER. BORROWER ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL.

          (g) Indirect Acts. Any act which Borrower is prohibited from doing
              -------------
shall not be done indirectly through a subsidiary or by any other indirect means.

          (h) Forbearance Not a Waiver. Neither the failure nor any delay on the
              ------------------------
part of the Lender to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (i) Modifications/Severability. This Agreement shall become effective
              --------------------------
upon execution by the parties hereto. No modification or amendment hereof shall be effective unless it shall be in writing and signed by the Lender and the Borrower. Definitions in the Uniform Commercial Code of Connecticut apply to words and phrases herein; if Code definitions conflict, Article 9 definitions apply. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining provisions of this Agreement. As used herein, plural or singular include each other and pronouns in any gender is to be construed as masculine, feminine, or neuter as context requires.

          (k) Reimbursement of Expenses/Computation of Interest. Borrower shall
              -------------------------------------------------
reimburse Lender for all out-of-pocket expenses incurred by Lender arising out of this transaction, including without limitation, filing and recording fees, and reasonable attorney's fees. Interest on all Obligations shall be computed on the basis of a 360-day year and actual days elapsed.

          (l) Transfer of Secured Party's Interest. Borrower hereby agrees that
              ------------------------------------
Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in Lender's sole discretion, have and enforce all the rights, remedies and privileges of Lender. Borrower consents to the release by Lender to any potential transferee of any and all information (including without limitation financial information) pertaining to Borrower as Lender, in its sole discretion, may deem appropriate. If such transferee so participates with Lender in making loans or advances hereunder or under any other agreement between Lender and Borrower, Borrower hereby grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of the Borrower in the custody or possession of such transferee, including the right of set off, to the extent of such transferee's participation in the Obligations of Borrower to Lender.

          (m) Binding Effect. This Agreement is entered into for the benefit of,
              --------------
and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement and any of the other Financing Agreements, if signed by or on behalf of more than one person as Borrower, endorser, guarantor, or surety for Borrower, shall bind jointly and severally all signing or on whose behalf same is signed.

          (n) Entire Agreement. This Agreement is the entire agreement between
              ----------------
the parties, supersedes and rescinds all prior agreements relating to the subject matter hereof unless otherwise indicated herein, cannot be changed or terminated orally, and shall be deemed effective as of the date accepted by Lender by its duly authorized officer. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may not be amended or terminated except by a writing signed by the party against whom enforcement thereof is sought.

          (o) Weekends, Holidays. If any statement, certificate, payment or
              ------------------
other obligation owed Lender by Borrower shall fall due on a Saturday, Sunday or public holiday under the laws of the State of Connecticut, such statement, certificate, payment or other obligation shall be due (or payable) on the next succeeding business day.

          (p) Notices. Any notice provided for under this Agreement shall be in
              -------
writing, shall be given either manually or by courier service, telegram, radiogram, cable, facsimile or telecopy, and shall be deemed sufficiently given if and when received by the party to be notified at its address set forth below or three (3) days after if and when mailed by registered or certified mail, postage prepaid, addressed to such party at such address. Any party and any representative designated below may, by notice to the other in the manner provided herein, change its address for receiving such notices. All notices and consents on behalf of any party hereto shall be signed by a corporate officer or general partner of such party and shall be sent to:

          Address for notices to BORROWER:

          Technology Drive, LLC
          50 Inwood Road
          Rocky Hill, Connecticut 06067
          Attention: John Glidden

          With a copy to:

          Hale and Dorr LLP
          11951 Freedom Drive
          Reston, Virginia 20190
          Attention:  William F. Winslow, Esq.

          Address for notice to LENDER:

          Webster Bank
          City Place II

          185 Asylum Street
          Hartford, Connecticut 06103
          Attention: Marc V. DePucchio, Commercial Real Estate Department

          And

          Webster Bank
          80 Elm Street
          New Haven, Connecticut 06510
          Attention:  Mark Fucci, Commercial Real Estate Department

          With a copy to:

          Shipman & Goodwin LLP
          One Landmark Square
          Stamford, Connecticut 06901
          Attention: Donald R. Gustafson, Esq.

          (o) Commercial Transaction. Borrower acknowledges that the debt
              ----------------------
secured by this agreement is a commercial transaction and Borrower hereby waives its rights to notice and hearing as allowed by any state or federal law with respect to any prejudgment remedy which holder may desire to use, and further, Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of the liabilities secured hereby, and all rights under any statute of limitations.

     IN WITNESS WHEREOF, the parties hereto have caused their hands and seals to be affixed on the date hereinabove set out.

Witnessed:                          BORROWER:

                                    TECHNOLOGY DRIVE LLC
------------------------------


                                    By:
------------------------------         ------------------------------
                                        Name:
                                        Title:

                                    LENDER:

                                    WEBSTER BANK
------------------------------


                                    By:
------------------------------         ------------------------------
                                        Name:
                                        Title:

STATE OF CONNECTICUT)
                    ) ss.
COUNTY OF HARTFORD  )

     Before me, the undersigned, this       day of December, 2001, personally
                                      -----
appeared                   , known to me to be the Managing Member of TECHNOLOGY
         ------------------
DRIVE LLC, a Connecticut limited liability company, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said limited liability company.

     In Witness Whereof, I hereunto set my hand.


                                              ----------------------------------
                                              Notary Public
                                              Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    ) ss.
COUNTY OF HARTFORD  )

     Before me, the undersigned, this       day of December, 2001, personally
                                      -----
appeared                   , known to me to be the                          of
         ------------------                        ------------------------
WEBSTER BANK, a federal savings bank chartered under the laws of the United States, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said savings bank.

     In Witness Whereof, I hereunto set my hand.


                                              ----------------------------------
                                              Notary Public
                                              Commissioner of the Superior Court

                                   SCHEDULE A

                                LEGAL DESCRIPTION

The land referred to in this Commitment is described as follows:

All that certain piece or parcel of land located in the Town of Wallingford, County of New Haven and State of Connecticut being shown and designated as "LOT 1 Total Lot Area = 1,952,298 S.F. +/-44.82 AC.+/- 109,390 S.F. +/- Inland
Wetland" on a certain map entitled, "Resubdivision Plan, Property of WE Wallingford Land LLC, Research Parkway, Thorpe Avenue & Technology Drive, Wallingford, Connecticut Date: June 7, 2001, Scale: 1" = 100' REVISIONS: 7201 REV. COMMENTS, 7/23/01. APPROVAL LETTER" made by Angus McDonald Gary Sharpe & Associates, which map was filed in the Wallingford Town Clerk's Office on August 15, 2001 as Map No. 4716.

Together with the benefits set forth in a certain deed from Research Park, Inc. and Research Center, Inc. to the Connecticut Light & Power Company, dated December 30, 1976 and recorded in Volume 449 at page 204 of the Wallingford Land Records, as corrected and supplemented by a Corrective-Supplemental deed dated April 18, 1980 and recorded in Volume 498 at Page 688 of the Wallingford Land Records.

                                   SCHEDULE B

                          LIST OF PERMITTED EXCEPTIONS

1. Taxes on the List of October 1, 2000 due and payable July 1, 2001 and January 1, 2002 in the total amount of $729.02. First half in the amount of $364.51, paid. (Account #209001007M). Tax lot has not been apportioned for the current List year.

2.   Taxes on the List of October 1, 2001, a lien not yet due and payable.

3. Charges as may become due and payable to the Water Pollution Control Authority of the Town of Wallingford. No charges are currently due.

4. Taxes which may become due and payable to the Town of Wallingford pursuant to Section 12-53a of the Connecticut General Statutes.

5. Declaration of Restrictive Covenants made by Medway Associates dated June 30, 1981 and recorded in Volume 507 at Page 94, as re-recorded by instrument dated September 1, 1981 and recorded in Volume 508 at Page 74 and as modified by a certain Designation Agreement made by Medway Associates aka Medway Associates Limited Partnership and WE Wallingford Lane, L.L.C., dated as of March 20, 2001 and recorded September 12, 2001 in Volume 1000 at Page 819 of the Wallingford Land Records.

6. Limitations as to the benefits set forth in a deed from Research Park Inc., Research Center, Inc. to The Connecticut Light & Power Company dated December 30, 1976 and recorded in Volume 449 at Page 204 of the Wallingford Land Records, as corrected and supplemented by a Corrective-Supplemental deed dated April 18, 1980, recorded April 23, 1980 in Volume 498 at Page 688 of the Wallingford Land Records.

7. Terms of a certain agreement by and between Research Park Inc., Research Center, Inc. and Medway Associates dated April 18, 1980 and recorded in Volume 498 at Page 654 of the Wallingford Land Records.

8. Rights and easements from Research Park Inc. and Research Center, Inc. to Connecticut Light and Power Company dated April 18, 1980 and recorded in Volume 498 at Page 682 of the Wallingford Land Records.

9. 25' Electrical easement set forth in a deed to the Town of Wallingford dated June 9, 1983 and recorded in Volume 540 at Page 818 of the Wallingford Land Records.

10. Drainage and electrical easements as set forth in a deed to the Town of Wallingford dated December 6, 1996 and recorded in Volume 853 at Page 755 of Wallingford Land Records.

11.  Building setback lines as shown on filed Map No. 4716, dated June 7, 2001.

12. Drainage easement as shown on filed Map No. 4173 and conveyed to the Town of Wallingford by deed from Medway Associates, dated January 7, 1986 and recorded February 26, 1986 in Volume 564 at Page 15.

13. Survey made by Angus McDonald Gary Sharpe & Associates, Inc., dated July 18, 2001, and last revised to November 15, 2001 shows the following:

          1. Sixty foot right of way for possible future roadway located at the northerly side of the cul de sac of Technology Drive;

          2. Rights of CL&P Co. in and to the Power Line Access Drive crossing the premises from Research Parkway easterly through the insured premises and continuing southerly and easterly through the 300 foot CL&P easement, which easement was recorded in Volume 498 at Page 682 of the Wallingford Land Records.

          3. Drainage swale located on premises now or formerly of Scott D. Gennings & Patricia R. Gennings extends across and drains through premises herein.

                                   SCHEDULE C

                            LIST OF LEASE AGREEMENTS

     Lease Agreement dated as of the date hereof by and between Technology Drive, L.L.C., as landlord, and Proton Energy Systems, Inc., as tenant, with respect to the Mortgaged Property.

                                   SCHEDULE D

                               LIST OF LITIGATION

     Between July 3, 2001 and August 29, 2001, four (4) purported class action lawsuits were filed in the United States District Court for the Southern District of New York against Proton Energy Systems, Inc. and several of its officers and directors as well as against the underwriters who handled its September 28, 2000 initial public offering ("IPO") of common stock. All of the complaints were filed allegedly on behalf of persons who purchased the Guarantor's common stock from September 28, 2000 through and including December 6, 2000. The complaints are similar and allege violations of the Securities Act of 1933 and the Securities and Exchange Act of 1934, primarily based on the assertion that there was undisclosed compensation received by the Guarantor's underwriters in connection with the Guarantor's IPO. The Guarantor expects that the actions will be consolidated into a single suit at some point in the future.

                                   SCHEDULE E

                            LIST OF PURCHASE OPTIONS

                                      None

                                   SCHEDULE F

             LICENSES, PERMITS AND APPROVALS FOR COMPLETION OF WORK

Various building permits issued by the Town of Wallingford and submitted to the Bank as of the date hereof.

                                  SCHEDULE F-1

            LICENSES, PERMITS AND APPROVALS AFTER COMPLETION OF WORK

1.   Stormwater Discharge Permit

2.   DEP Waste Discharge Permit

3.   Certificate of Occupancy

                                   SCHEDULE G

                             COPY OF PROMISSORY NOTE

                           CONSTRUCTION MORTGAGE NOTE
                           --------------------------

$6,975,000.00                                              December    , 2001
                                                                    ---
                                                           Stamford, Connecticut

1. FOR VALUE RECEIVED, the undersigned, TECHNOLOGY DRIVE LLC, a Connecticut limited liability company, with a notification address at 50 Inwood Drive, Rocky Hill, Connecticut 06067 (the "Maker"), promises to pay to the order of WEBSTER BANK, a federal savings bank chartered under the laws of the United States (the "Lender"), at its office located at City Place II, 185 Asylum Street, Hartford, Connecticut 06103, or at such other place as the holder hereof (including the Lender, hereinafter referred to as the "Holder"), may designate, the principal sum of SIX MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($6,975,000.00), or so much thereof as has been advanced or is outstanding pursuant to the terms of this Note, together with interest as set forth herein (the "Loan"), from the date of this Note until the entire principal balance has been paid. The principal amount of this Note shall be advanced pursuant to requests for advances submitted by Maker pursuant to that certain Construction Loan Agreement of even date herewith between Maker and Lender (the "Loan Agreement"), and this
Note is subject to the terms and conditions of the Loan Agreement.

The principal amount outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) LIBOR in effect on each Reset Date plus (B) two hundred thirty-seven and one-half (237.5) basis points.

For the purpose hereof, the following terms shall have the following meanings:

"Business Day" shall mean any day on which commercial banks settle payments in U.S. dollars in New York City and London.

The term "LIBOR" shall mean, as applicable to the Loan the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars for a period of one calendar month which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the applicable Reset Date, provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in

U.S. Dollars for a period of one calendar month which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the applicable Reset Date as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period one calendar month offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the date that is two London Banking days preceding the applicable Reset Date. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to the Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 12 minus the Reserve percentage.

"LIBOR Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

"Reset Date" shall mean (i) the date of this Note, for the initial period from the date hereof through December 31, 2001, and (ii) the first (1st) day of each month thereafter, beginning on January 1, 2002 (but if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls into the next calendar month, in which case the first preceding day that is a Business Day shall instead apply).

LIBOR shall be adjusted (a) on each Reset Date, and (b) on the effective date of any change in the LIBOR Reserve Percentage. Holder shall give prompt notice to Maker of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Each month during the term of the Loan, Lender shall provide Maker with a bill or statement indicating the amount of interest accrued under the Loan; it being agreed however, that in no event shall Lender's failure to furnish such bill or statement relieve Maker of any liability or obligation whatsoever arising out of or in connection with the outstanding indebtedness of this Note or the Loan.

If Holder determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then Holder shall give notice thereof to Maker. Thereafter, until Holder notifies Maker that the circumstances giving rise to such suspension no longer exists, (a) the availability of LIBOR shall be suspended, and (b) the interest rate for all amounts outstanding under this Note shall be converted on the next Reset Date to a rate of interest per annum equal to the Prime Rate (the "Base Rate"). For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by Holder from time to time as its Prime Rate. The Prime Rate is determined from time to time by Holder as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Holder to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to Maker, effective on the date of any such change.

In addition, if, after the date of this Note, Holder shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Holder with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Holder to make or maintain or fund loans bearing interest based on LIBOR, Holder shall notify Maker. Upon receipt of such notice, until Holder notifies Maker that the circumstances giving rise to such determination no longer apply, (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under this Note shall be converted to the Base Rate either
(i) on the next Reset Date if Holder may lawfully continue to maintain amounts outstanding hereunder to such day at a rate of interest based on LIBOR, or (ii) immediately if Holder may not lawfully continue to maintain amounts outstanding hereunder at a rate of interest based on LIBOR.

Interest shall be computed daily and payable monthly in arrears on the basis of a 360 day year and for the actual number of days in each interest period, together with all taxes (except income taxes) levied or assessed against the Holder on this Note or the debt evidenced hereby, and together with all costs, expenses, reasonable attorneys' and professionals' fees incurred in any action to collect the indebtedness of this Note, to foreclose the mortgage or any security interest granted to the Holder securing this Note or in protecting or sustaining the lien of any mortgage or any security agreement or other agreement or in any litigation or controversy arising from or connected with any mortgage, security agreement or other agreement or this Note.

3. From the date hereof and until December 31, 2002 (the "Conversion Date"), Maker shall pay interest only on the principal amount at the LIBOR rate plus
237.5 basis points. Thereafter, beginning on January 1, 2003, and on the first
(1st) day of each month thereafter, Maker shall make monthly payments of principal and interest, in an amount sufficient to fully amortize the outstanding principal balance of this Note in monthly installments based upon a fifteen (15) year amortization schedule, as more particularly described on Schedule A attached hereto. Unless sooner accelerated or paid, all outstanding principal, together with all accrued and unpaid interest, late charges, costs and expenses shall be due and payable in full on or before December 31, 2009 (the "Maturity Date").

4. The Holder shall make advances of the principal amount of this Note in installments upon the request of the Maker, pursuant to the terms and conditions set forth below and as set forth in the Loan Agreement of even date. All amounts as have been, or shall be advanced, to the Maker, less any repayments, together with interest thereon, taxes, costs, expenses and reasonable attorneys' fees, reasonable paralegals' fees and disbursements in connection therewith and all other charges made pursuant to this Note shall be due under this Note. Advances and payments on this Note shall be recorded on a schedule or on the Maker's statements.

5. At any time prior to the Conversion Date, Maker shall have the option to enter into and maintain during the term of this Note, a Swap Agreement to hedge the interest rate expense pursuant to that certain ISDA Master Agreement with the Lender or another acceptable counterparty.

6. Maker shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any amount owing under this Note which is accruing interest based on the Base Rate. If maker prepays (whether voluntary, on default or otherwise) all or any part of this Note which is accruing interest based on LIBOR on a day other than the next applicable Reset Date, Maker shall pay to Holder, on demand therefor, all amounts due pursuant to Paragraph 7 below, including the cost of prepayment, if any.

7. Maker shall pay to Holder, on written demand therefor, together with the written evidence of the justification therefore, all direct costs incurred, losses suffered or payments made Holder by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Holder, its holding company or any of their respective assets relating to taking LIBOR deposits. In addition, Maker agrees to indemnify Holder against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to) effect, fund or maintain any advance (or any part thereof) bearing interest based on LIBOR which Holder sustains or incurs as a consequence of either (i) Maker's failure to make a payment on the due date thereof; (ii) Maker's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Holder to request, convert, renew or prepay any principal amount, or (iii) Maker's payment, prepayment or conversion of any principal amount bearing interest based on LIBOR on a day other than the next applicable Reset Date.

8. The Maker agrees that if (i) Maker shall fail to make any payments of principal and/or interest required to be paid under the terms of this Note within three (3) Business Days of the date when due, or (ii) Maker shall fail to observe or perform any other term, covenant or condition of this Note on Maker's part to be observed or performed, and Maker shall fail to remedy such failure within fifteen (15) days after written notice by Lender to Maker of such failure, or if such failure is of such a nature that it cannot with due diligence be completely remedied within such fifteen (15) day period, and Maker shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Lender to Maker of such failure, or (iii) an Event of Default (as defined in any other documents, instruments or agreements which evidence, secure or guaranty the outstanding indebtedness of this Note, including, without limitation, that certain Open-End Construction Mortgage Deed and Security Agreement (the "Mortgage") or such other instrument, of this date between the Holder and the Maker occurs and continues beyond all applicable cure periods set forth in the Mortgage, if any, or (iv) the occurrence of any event or circumstance consisting an Event of Default under any of the terms or provisions of the ISDA Master Agreement of event date between maker and lender; or under any Credit Support Document as defined by said Master Agreement, or (v) Maker or any Guarantor of the obligations under this Note shall fail to perform or comply with the terms, covenants, or conditions of any and all other obligations, indebtedness or financing accommodations extended to, or on behalf of, the Maker or such Guarantor by the Holder (collectively, the "Obligations"), then, upon the occurrence of any such event which shall continue beyond the applicable notice and cure periods, if any (collectively, an "Event of Default"), the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice.

9. Within the limits set forth below, and provided (i) the Maker is in compliance with all the terms and conditions of this Note, (ii) no Event of Default has occurred and is continuing and has not been cured within the applicable grace period, (iii) no condition exists which would constitute an Event of Default but for the giving of notice, the passage of time or both, and
(iv) the Holder has not accelerated payment under this Note, the Holder shall make advances under this Note to the Maker in accordance with the terms and conditions set forth below, provided, however, that in no event shall the maximum principal amount advanced under this Note exceed the amount of $6,975,000.00 at any time:

     (a) The Maker covenants and agrees that the proceeds of this Note shall be used as follows: for hard construction costs to build an approximately 98,500 square foot one-story office and research and development building (the "Project") at 8 Technology Drive, Meadow Business Park, Wallingford, Connecticut, (the "Property"), including, but not limited to, the costs to acquire the Property, all hard and soft costs associated with the construction of the improvements to be located on the Property, interest due on the Loan during construction and all other costs, including, but not limited to, legal fees, Lender fees, and third party fees associated with the Loan and contingency costs, provided all such costs are contained in a construction budget approved by Lender.

     (b) All advances for the construction costs of the Project shall be approved by the Holder and subject to evidence reasonably satisfactory to Holder that such costs have been incurred and/or performed by Borrower pursuant to approved costs.

     (c) Prior to the disbursement of any Loan proceeds, Maker shall provide evidence that it has obtained all necessary municipal approvals and all other permits, licenses and other government and development agency approvals necessary for the portion of the Project then completed and that all utility services required for the use, occupancy, and operation of the Property and the Project are or will be available.

     (d) The Maker specifically understands and agrees that all advances to be disbursed under this Note shall be subject to all of the terms and conditions as set forth in the Construction Loan Agreement of even date herewith.

10. Maker shall establish a Project operating account (the "Operating Account") with the Holder. The Maker hereby authorizes the Holder to deposit all advances to the Maker under this Note directly into the Operating Account. Under no circumstances shall advances be made to the Maker after the applicable Maturity Date. The obligation of the Holder to make advances under this Note is further subject to the conditions set forth in the Loan Agreement.

11. In the event that any federal, state or local law is passed or a final decision of any court is rendered which in any way impairs the Holder's ability to vary the Note Rate in accordance with the terms hereof the entire indebtedness and any accrued interest thereon under the Note shall become immediately due and payable after giving Maker sixty (60) days written notice and opportunity to pay the amount due under the Note in full.

12. The Maker agrees that upon the occurrence of an Event of Default, or after a court ordered judgment with respect to the Loan after the applicable Maturity Date, the indebtedness of this Note shall bear interest at an annual rate of four percent (4.0%) above the then applicable rate under the Note (the "Default Rate"). Maker acknowledges that: (i) such additional rate is a material inducement to Holder to make the loan evidenced by this Note; (ii) Holder would not have made the loan in the absence of the agreement of the Maker to pay such additional Default Rate; (iii) such additional Default Rate represents compensation for increased risk to Maker that the indebtedness due under this Note will not be repaid; and (iv) such additional Default Rate is not a penalty and represents a reasonable estimate of (a) the cost to Holder in allocating its resources (both personal and financial) to the on-going review, monitoring, administration and collection of the loan and (b) compensation to Holder for losses that are difficult to ascertain.

13. If the Holder receives any payment, or part thereof, more than ten (10) days after its due date, the Holder shall assess the Maker with a late charge of five percent (5.0%) of the total amount of such late payment to defray the extra expense involved in handling such delinquent payment. Such charge shall be in addition to, and not in lieu of, any other remedy Holder may have and shall be in addition to, and not in lieu of, Maker's obligation to pay any fees and charges of any agents or attorneys employed upon the occurrence of an Event of Default hereunder.

14. Maker and any Guarantor hereby grant to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Webster Bank and its successors and assigns or in transit to any of them. At any time following an Event of Default, without demand or notice (any such notice being expressly waived by Maker), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Maker and any Guarantor to Lender even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURED THE LOAN PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUTARILY AND IRREVOCABLY WAIVED.

15. The Maker gives the Holder a lien and right of setoff for all of the Maker's liabilities upon and against all the deposits, credits, collateral and property of the Maker now or hereafter in the possession or control of the Holder or in transit to it. The Holder may, upon the occurrence of an Event of Default, apply or set off the same, or any part thereof, to any liability of the Maker even though unmatured.

16. The failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions contained herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of all the terms and provisions of this Note or any document securing the repayment of this Note.

17. If the proceeds from an insurance policy are paid to the Holder pursuant to the Loan Documents or any other agreement executed in connection herewith, the Holder shall apply such proceeds in accordance with the Mortgage.

18. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The Maker consents to the jurisdiction of the appropriate court within the State of Connecticut with respect to any claims or disputes arising out of the enforcement of this Note.

19. THE MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR

AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER DESIRES TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. MAKER FURTHER CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDIES.

20. THE MAKER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS NOTE OR THE FINANCING TRANSACTION OF WHICH THIS NOTE IS A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

21. The Maker acknowledges that the obligations under this Note are irrevocable, absolute and unconditional and Maker hereby waives demand, presentment, protest, notice of protest, notice of dishonor, collection, notice of nonpayment and all notices of a like notice.

22. If one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected prejudiced or disturbed thereby.

23. This Note may not be modified or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such modification or termination is sought. Time is and shall be of the essence in the performance of all obligations under this Note. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The Maker consents to the jurisdiction of the appropriate court within the State of Connecticut with respect to any claims or disputes arising out of the enforcement of this Note.

24. As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

25. If this Note is not or hereafter shall be, signed by more than one person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors, sureties, if any) and shall be binding on all such persons and their respective heirs, devisees, legatees, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns.

26. Maker hereby agrees and acknowledges that this Note is secured by and entitled to the benefits of the Mortgage and the terms, covenants and agreements set forth in the Mortgage, which Mortgage is incorporated herein by this reference.

27. Maker agrees to pay all taxes or duties assessed upon this Note against Holder or other owner of this Note or the debt evidenced hereby, or the Mortgage or the Property, excluding franchise, excise, corporate and income taxes.

28. The indebtedness of this Note, including, without limitation, all advances made to the Maker pursuant to the terms of this Note, is secured by, inter alia, the Mortgage between the Maker and the Holder encumbering the Property, together with all appurtenances thereto, all present and future improvements, fixtures and equipment constructed or placed thereon and the articles of personal property now or hereafter constructed or placed thereon.

                                                TECHNOLOGY DRIVE LLC


                                                By:
                                                   -----------------------------
                                                            Name:
                                                            Title:

                                   SCHEDULE A
                          TO CONSTRUCTION MORTGAGE NOTE
                              TECHNOLOGY DRIVE LLC

                          PRINCIPAL REPAYMENT SCHEDULE

Period                     Principal Payments
Months 1-12                Interest only
Months 13-24               $27,950.00 per month
Months 25-36               $29,200.00 per month
Months 37-48               $30,550.00 per month
Months 49-60               $31,900.00 per month
Months 61-72               $33,350.00 per month
Months 73-84               $34,850.00 per month
Months 85-96               $36,450.00 per month

                                   SCHEDULE H

                                     BUDGET

Construction Budget submitted to Bank for approval as of the date hereof.

                                  SCHEDULE I-A
                                  ------------

              BORROWER'S CERTIFICATION AND REQUEST FOR DISBURSEMENT
              -----------------------------------------------------

Borrower:                                    Request No.
          --------------------------                     -----------------------
Project:                                     Date:
         ----------------------------              -----------------------------
Period:(from)                        (to)
              -----------------------    ---------------------------------------

To induce Webster Bank (the "Lender") to disburse proceeds of a loan (the "Loan") pursuant to the Construction Loan Agreement (the "Loan Agreement") dated
              , between Lender and Borrower, Borrower hereby certifies as
--------------
follows:

The work and materials listed in the Request Package have been completed and delivered in accordance with the requirements of the Loan Agreement. The amount shown as the "Current Payment Due" in the attached Application and Certification for Payment ("AIA Document G702") is the actual total amount presently payable with respect to obligations for work and materials with respect to the Project. The funds requested at this time shall be applied only to the obligations for work set forth in this request.

The total of (a) the amount of undisbursed Loan Funds, plus (b) $        (any
                                                                 -------
other approved sources of fund), is sufficient to complete the construction of the project, place the project in operation and pay all non-construction costs (including interest) related thereto, until the "Conversion Date" (as that term is defined in Section 3 of the Note). Accordingly, the Loan is not in default as defined in the Loan agreement. All obligations for work and materials for which any previous Request or Disbursement was submitted and received have now been paid in full which any previous Request for Disbursement was submitted and received have now been paid in full (except for retainage). None of the funds requested previously or required at this time for disbursement to suppliers of labor or material have been or will be returned to Borrower as rebate, refund or otherwise.

Borrower had no knowledge of and has received no notices of liens or claims of liens either filed or threatened against the Project,
Except:                                                           .
       -----------------------------------------------------------

Copies of all executed Construction and Supply Contracts and all proposed or executed change orders have been delivered to Lender. Builder's Risk and General Liability Coverage policies as required by the Loan Agreement are in full force and effect.

Borrower is in full compliance with, and no defaults exist, or with the giving of notice or passage of time, or both, would exist, under the Loan Agreement, the Mortgage, or the Leases, or any other document executed by Borrower in connection with the Loan.

Attached hereto is a list of all contractors and materialmen who have supplied labor and material to the project since the date of the previous Request for Disbursement (or since commencement of construction of the project if this is the first Request for Disbursement).

Borrower acknowledges that this Request package is made to obtain monies from Lender and intends that Lender rely on it being true and correct in every aspect.

Included as part of this Request are the following:

Application and Certificate for Payment (AIA-G702)
Continuation Sheet (AIA-G703)
General Contractor's Lien Waiver
Subcontractor Lien Waiver(s)


Signature:                                       Date:
           ---------------------------                 -------------------------

                                  SCHEDULE I-B
                                  ------------

                             Borrower Request Letter
                             -----------------------

Webster Bank
185 Asylum Street
City Place II 5th Floor
Hartford, CT 06103

Re:

Dear             :
     ------------

Enclosed is our Disbursement Request Package. At this time, we are requesting
$          . In this package you will find the following documents:
 ----------

..    Request for Disbursement/Borrower's Certification;

..    General Contractor Application and Certificate for Payment (AIA Document
     G702 and G703);

..    General Contractor's Lien Waiver; and

..    Subcontractor's Lien Waivers (may be substituted and written inspecting engineer report indicating satisfactory review and receipt of lien waivers).

The following changes were made to the current disbursement request for your review/approval:

--------------------------------------------------------------------------------
Also enclosed are change order numbers
                                       -----------------------------------------

We request that the funds be deposited/wired to account #
                                                         -----------------
company name        at Bank name/if wired                 . We would like to
             ------                       ----------------
receive the funds on or about                       . Please notify
                              ----------------------
                at                      upon disbursement.
---------------    --------------------
Should you have any questions feel free to contact             at             .
                                                  ------------   -------------

Sincerely,


---------------------------------
Authorized Company Representative
Title:

                                   SCHEDULE J

                          LIST OF FINANCING AGREEMENTS

1.   Promissory Note.

2.   Open-End Construction Mortgage Deed and Security Agreement.

3.   Assignment of Leases and Rents.

4.   UCC-1 Financing Statements.

5.   Environmental Indemnification Agreement.

6.   Guaranty of Payment.

7.   Guaranty of Completion.

8.   Assignment of Contracts, Agreements, Permits, Approvals and Project
     Documents.

                                   SCHEDULE K

                            PLANS AND SPECIFICATIONS

Submitted to Bank for approval as of the date hereof.